Exhibit 5.1

[Blank Rome LLP Letterhead]

April 28, 2009

The Providence Service Corporation

5524 East Fourth Street

Tucson, Arizona 85711

Re: The Providence Service Corporation Registration Statement on Form S-3

Gentlemen:

We have acted as counsel to The Providence Service Corporation (the “Company”) in connection with the Registration Statement on Form S-3, as amended, SEC file No. 333-149738 (the “Registration Statement”) being filed by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of an indeterminate number of shares of the Company’s common stock, par value $0.001 per share, having an aggregate public offering price of up to $175,000,000 (the “Shares”).

Although as counsel to the Company we have advised the Company in connection with matters referred to us by the Company, our services are limited to specific matters so referred. Consequently, we do not have knowledge of other transactions in which the Company has engaged or its day-to-day operations.

In rendering this opinion, we have examined only the following documents: (i) the Company’s Second Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, each as amended as of the date hereof; (ii) resolutions adopted by the Board of Directors relating to the Shares; (iii) the Registration Statement; and (iv) an officers’ certificate signed by certain executive officers of the Company. We have assumed and relied, as to questions of fact and mixed questions of law and fact, on the truth, completeness, authenticity and due authorization of all documents and records examined, the genuineness of all signatures and the legal capacity of natural persons. We have not made any independent investigation in rendering this opinion other than the document examination described.

We are opining solely on all applicable statutory provisions of Delaware corporate law, including the rules and regulations underlying those provisions, all applicable provisions of the Delaware Constitution and all applicable judicial and regulatory determinations. This opinion is limited to the laws of the State of Delaware as in effect on the date hereof and we express no opinion with respect to the laws of any other jurisdiction.

For purposes of the opinions expressed below, without limiting any other exceptions or qualifications set forth herein, we have assumed that: (i) the Registration Statement and any amendments thereto (including any post-effective amendments) will have become effective and comply with all applicable laws and no stop order suspending the Registration Statement’s effectiveness will have been issued and remain in effect, in each case, at the time the Shares are offered or issued as contemplated by the Registration Statement; (ii) a prospectus supplement will have been prepared and filed with the Securities and Exchange Commission describing the Shares offered thereby and will at all relevant times comply with all applicable laws; (iii) the

The Providence Service Corporation

April 28, 2009

Board of Directors of the Company, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance of the Shares and related matters; (iv) the Company has timely filed all necessary reports pursuant to the Securities Exchange Act of 1934, as amended, which are incorporated into the Registration Statement by reference; (v) all Shares will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement; (vi) if applicable, a definitive purchase, underwriting or similar agreement and any other necessary agreement with respect to any Shares will have been duly authorized and validly executed and delivered by the Company and the other party or parties thereto; (vii) the issuance and sale of the Shares do not violate the Second Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws of the Company as then in effect; (viii) the consideration for the issuance and sale of the Shares is not less than the par value of the Company’s common stock; and (ix) after the issuance of the Shares offered pursuant to the Registration Statement, the total number of issued shares of Company common stock, together with the total number of shares of Company common stock reserved for issuance upon the exercise, exchange or conversion, as the case may be, of any exercisable, exchangeable or convertible security then outstanding, will not exceed the total number of authorized shares of Company common stock under the Company’s Second Amended and Restated Certificate of Incorporation, as amended and then in effect.

Based upon and subject to the assumptions, qualifications and limitations set forth in this letter, we are of the opinion that the Shares, when issued and sold in accordance with any duly authorized, executed and delivered purchase, underwriting or similar agreement, will be duly authorized, validly issued, fully paid and non-assessable.

This opinion is given as of the date hereof. We assume no obligation to update or supplement this opinion to reflect any facts or circumstances which may hereafter come to our attention or any changes in laws which may occur after the Registration Statement becomes effective.

This opinion is strictly limited to the matters stated herein and no other or more extensive opinion is intended, implied or to be inferred beyond the matters expressly stated herein.

We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus, which is part of the Registration Statement. In giving this consent, we do not thereby concede that we come within the categories of persons whose consent is required by the Securities Act or the General Rules and Regulations promulgated thereunder.

Sincerely,

/s/ Blank Rome LLP
BLANK ROME LLP